SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
 240.14d-2(b))

[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
 240.13e-4 (c))

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Item 2.02 Results of Operations and Financial Condition

On April 30, 2008, First Financial Northwest, Inc. (the “Company”) issued its earnings release for the quarter ended March 31, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated April 30, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: April 30, 2008	By: /s/ Victor Karpiak
Victor Karpiak
President and Chief Executive Officer

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Exhibit 99.1

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**For Immediate Release**

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
REPORTS FIRST QUARTER 2008 NET INCOME OF $4.5 MILLION, OR $0.21 PER SHARE

Renton, Washington – April 30, 2008- First Financial Northwest, Inc. (the “Company”) (Nasdaq: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that net income for the first quarter ended March 31, 2008, was $4.5 million or $0.21 per share as compared to net income of $1.8 million for the quarter ended March 31, 2007. The Company became a public company on October 9, 2007 in connection with the completion of its mutual to stock conversion. Mr. Victor Karpiak, Chairman of the Board and Chief Executive Officer of the Company, stated, “We are pleased with our first quarter 2008 operating results. Our loan growth has remained steady and we do not have, nor do we intend to participate in, subprime lending activities. Our goal is to enhance stockholder value by prudently investing our resources to generate solid returns while maintaining asset quality.”

Net interest income for the quarter ended March 31, 2008, increased $3.5 million, or 73.6%, to $8.2 million compared to $4.7 million for the same period in 2007. Total interest income for the first quarter of 2008 increased $1.8 million, or 11.6%, to $17.3 million from $15.5 million for the quarter ended March 31, 2007. Interest income from loans accounted for $2.4 million of the increase, which was partially offset by a decrease in interest income on investments of $906,000.  The decline in investment interest income was attributable to the sale of a majority of our tax-exempt securities in January 2008. Although total interest income increased during the first quarter of fiscal 2008, the yield on interest-earning assets declined to 6.12% at March 31, 2008 from 6.35% at March 31, 2007, principally as a result of the general decline in interest rates.  This decline in interest rates was also the primary reason that our interest expense decreased $1.7 million to $9.1 million during the first quarter of 2008 from $10.8 million during the comparable quarter in 2007.  During the quarter, the Bank converted its adjustable-rate advances from the Federal Home Loan Bank of Seattle (FHLB) to fixed-rate advances and at the same time extended the maturity dates by two to three years.  The Bank took this action to lock-in favorable interest rates to fund future loan production.  The cost of funds decreased to 4.29% for the quarter ended March 31, 2008 from 4.75% for the same time period in 2007 resulting in an interest rate spread for the quarter ended March 31, 2008 of 1.83% compared to 1.60% for the same quarter in 2007.  The net interest margin for the quarter ended March 31, 2008, which represents the ratio of net interest income to average interest-earning assets, was 2.89%, an increase of 96 basis points, from the 1.93% net interest margin for the quarter ended March 31, 2007.

During the quarter ended March 31, 2008, management evaluated the adequacy of the loan loss reserve and concluded that no additional provision for loan loss was needed for the quarter. The loan loss provision was $600,000 for the quarter ended March 31, 2007.

Noninterest income increased $1.3 million during the first quarter of 2008 compared to the same quarter in 2007. The increase was primarily attributable to a $1.4 million gain on the sales of securities as the Company enhanced its ability to use a portion of the contribution deduction carryforward, generated by the formation of the First Financial Northwest Foundation.

Noninterest expense increased $1.1 million, or 58.2%, for the first quarter of 2008 to $2.9 million as compared to the same quarter in 2007. Of this increase, $789,000 was a result of increasing the Company’s staffing levels to 80 employees from 69 employees one year earlier, and related employee benefits expense.

At March 31, 2008, total assets were $1.2 billion, an increase of $62.1 million as compared to $1.1 billion at December 31, 2007. In January of 2008, the Company elected to transfer its entire investments held to maturity portfolio to its investments available for sale portfolio. Subsequently, a portion of the tax-exempt investment portfolio was sold.  Gross proceeds from the sales were $62.6 million with gross gains of $1.4 million and gross losses of $56,000.  The proceeds from the sale of these investments are included in our interest-bearing deposits, which totaled $72.4 million at March 31, 2008, an increase of $71.6 million from December 31, 2007.  We intend to reinvest these proceeds in higher-yielding assets that are in-line with our investment strategies over the next few months.  Our loan portfolio, net of the allowance for loan losses, increased $42.9 million, or 4.9%, to $923.6 million during the quarter ended March 31, 2008 from $880.7 million at December 31, 2007. Loan originations totaled: $40.7 million in one-to-four family mortgages; $8.7 million and $4.4 million in commercial real estate and multifamily mortgages, respectively; and $2.4 million in consumer loans. We also originated $9.9 million in construction/land development loans through our commercial lending division. As of January 1, 2008, the Executive House lending operations were assumed by the Bank and became the Bank’s commercial lending division. The following table presents a breakdown of our loan portfolio:

	At March 31,		At December 31,
	2008		2007
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate:
One-to-four family residential	$457,064	44.29%	$424,863	42.45%
Multifamily residential	78,624	7.62	76,039	7.60
Commercial	209,616	20.31	204,798	20.46
Construction/land development	278,177	26.96	288,378	28.82
Total real estate	1,023,481	99.18	994,078	99.33

Consumer
Home equity	8,276	0.80	6,368	0.64
Savings account	116	0.01	127	0.01
Other	109	0.01	177	0.02
Total consumer	8,501	0.82	6,672	0.67

Total loans	1,031,982	100.00%	1,000,750	100.00%

Less:
Loans in process	97,479		108,939
Deferred loan fees	2,939		3,176
Allowance for loan losses	7,971		7,971

Loans receivable, net	$923,593		$880,664

At March 31, 2008, nonaccrual loans and loans over 90 days past due totaled $31.2 million.  These loans represented 3.03% of total loans and 2.60% of total assets at the end of the first quarter in 2008.  Of our nonperforming assets, $29.9 million represent loans to one builder for projects secured by real estate in King, Pierce and Thurston counties.  These loans are to a builder of entry level homes, whose sales have been impacted by the current credit tightening as first time home purchasers generally have lower credit scores and a minimal amount of equity to finance the purchase.

 Mr. Karpiak indicated that, “while some weakening has occurred in our primary lending areas, we have not experienced the same decline in the economy as other parts of the country. We have seen some softening in the construction/land development market though, to-date, except for our one relationship that we have set aside a $4.5 million reserve, our construction/land development loan portfolio is performing as expected.”

Total liabilities increased $55.9 million, or 6.7%, to $887.5 million at March 31, 2008 from $831.6 million at December 31, 2007. This increase was primarily the result of a rise in deposits and advances from the FHLB during the quarter. Deposits increased $35.8 million to $765.3 million at March 31, 2008 as a result of our practice of competitively pricing our deposit products. Advances from the FHLB totaled $110.0 million at the end of March 31, 2008, compared to $96.0 million at December 31, 2007, a $14.0 million, or 14.6%, increase.  As discussed above, we converted our adjustable-rate advances to fixed-rate advances at lower rates and extended their maturities to be used for future funding needs.

Total equity of the Company increased $6.2 million, or 2.0%, to $315.4 million at March 31, 2008 from $309.3 million at December 31, 2007. This increase was primarily the result of net income for the quarter of $4.5 million, an increase in accumulated other comprehensive income of $1.5 million as a result of current market conditions and the affect of the quarterly release of Employee Stock Ownership Plan (ESOP) shares.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce Counties, through its full-service banking office. The Company is part of the

America’s Community Bankers NASDAQ Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development,  residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31,	December 31,
Assets	2008	2007

Cash on hand and in banks	$6,718	$3,675
Interest-bearing deposits	72,434	787
Federal funds sold	6,055	7,115
Investments available for sale	146,488	119,837
Investments held to maturity (fair value
of $0 and $81,545)	—	80,410
Loans receivable, net of allowance of $7,971 and $7,971	923,593	880,664
Premises and equipment, net	13,156	13,339
Federal Home Loan Bank stock, at cost	4,850	4,671
Accrued interest receivable	4,915	5,194
Deferred tax assets, net	6,146	7,093
Goodwill	14,206	14,206
Prepaid expenses and other assets	4,397	3,897
Total assets	$1,202,958	$1,140,888
Liabilities and Stockholders' Equity

Deposits	$765,265	$729,494
Advances from the Federal Home Loan Bank	110,000	96,000
Advance payments from borrowers for taxes
and insurance	5,528	2,092
Accrued interest payable	84	132
Federal income tax payable	1,814	726
Other liabilities	4,828	3,158
Total liabilities	887,519	831,602

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000
shares, no shares issued or outstanding	—	—
Common stock, $0.01 par value; authorized 90,000,000
shares; issued and outstanding 22,852,800
at March 31, 2008 and December 31, 2007	229	229
Additional paid-in capital	224,170	224,181
Retained earnings, substantially restricted	107,241	102,769
Accumulated other comprehensive income (loss), net	313	(1,180)
Unearned Employee Stock Ownership Plan (ESOP) shares	(16,514)	(16,713)
Total stockholders' equity	315,439	309,286
Total liabilities and stockholders' equity	$1,202,958	$1,140,888

See accompanying notes to consolidated financial statements.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008		2007
Interest income
Loans, including fees	$15,069		$12,699
Investments available for sale	1,653		1,604
Investments held to maturity	—		73
Tax-exempt investments held to maturity	—		882
Federal funds sold and interest bearing deposits with banks	536		211
Dividends on Federal Home Loan Bank stock	11		5
Total interest income	$17,269		$15,474
Interest expense
Deposits	8,079		8,708
Federal Home Loan Bank advances	1,029		2,066
Total interest expense	$9,108		$10,774
Net interest income	8,161		4,700
Provision for loan losses	—		600
Net interest income after provision for loan losses	$8,161		$4,100
Noninterest income
Net gain on sale of investments	1,373		—
Other	(10)		30
Total noninterest income	$1,363		$30
Noninterest expense
Salaries and employee benefits	1,761		972
Occupancy and equipment	294		248
Professional fees	295		129
Data Processing	113		137
Other general and administrative	423		338
Total noninterest expense	$2,886		$1,824
Income before provision for federal income taxes	6,638		2,306
Provision for federal income taxes	2,166		548
Net income	$4,472		$1,758
Basic earnings per share (1)	$0.21	$	N/A
Diluted earnings per share (1)	$0.21	$	N/A

(1) The Company completed its mutual to stock conversion on October 9, 2007.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Ratios
(Unaudited)

	At or For the
	Three Months Ended
	March 31,
	2008	2007

Performance Ratios:
Return on assets (1)	1.52%	0.69%
Return on equity (2)	5.73	6.65
Equity-to-assets ratio (3)	26.59	10.37
Interest rate spread (4)	1.83	1.60
Net interest margin (5)	2.89	1.93
Tangible equity to tangible assets (6)	25.34	9.14
Average interest-earning assets to
average interest-bearing liabilities	132.82	107.45
Efficiency ratio (7)	30.30	38.56
Noninterest expense as a percent of
average total assets	0.98	0.72

Capital Ratios (8):
Tier 1 leverage	16.35	9.35
Tier 1 risk-based	24.94	15.16
Total risk-based	25.98	15.57

Asset Quality Ratios:
Nonaccrual and 90 days or more past
due loans as a percent of total loans	3.03	0.03
Nonperforming assets as a percent
of total assets	2.60	0.03
Allowance for losses as a percent of
total loans receivable	0.77	0.32
Allowance for losses as a percent of
nonperforming loans	25.52	914.95
Net charge-offs to average loans
receivable, net	-	-

(1) Net income divided by average total assets.
(2) Net income divided by average equity.
(3) Average equity divided by average total assets.
(4)	Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(5)	Net interest margin, otherwise known as net yield on
interest-earning assets, is calculated as net interest income divided by average interest-earning assets.
(6) Tangible equity is equity less goodwill and other
intangible assets.
(7)	The efficiency ratio represents the ratio of noninterest
expense divided by the sum of net interest income
and noninterest income
(8) Capital ratios are for First Savings Bank only.